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                                                                  EXHIBIT 10.18
                        SPECTRUM ASSET MANAGEMENT, INC.

                   CLIENT AGREEMENT AND TRADING AUTHORIZATION


This Agreement sets forth the terms and conditions upon which Spectrum Asset Management, Inc. (hereinafter referred to as the "Advisor") shall act as agent and investment manager with full discretionary authority to buy, sell and trade in preferred stocks, bonds, commodity futures and/or contracts relating to the same, on behalf of Hoenig Group Inc. (hereinafter referred to as the "Client").

1. The Client acknowledges its receipt and understanding of the Advisor's Disclosure Document to prospective Clients which, except as otherwise provided, is incorporated by reference herein and made a part hereof;


2. In consideration of the Advisor's rendering its services, the Client shall pay the Advisor a quarterly fee, to be billed at the end of each calendar quarter, based on the average daily equity value of assets under management during such quarter according to the following schedule:

                 Net Asset Value                      Annualized Fee Rate
               ------------------                    ---------------------
                 $2-20 million                             0.45%
                 over $20 million                          0.40%

         Upon termination of this Agreement, the quarterly fee shall be pro rated.


3. In the absence of specific written instructions from Client to the contrary, Advisor will maintain, either directly or through a clearing broker designated by Advisor, custody of the cash, securities and other investments (the "Assets") in the Client's account and will receive and credit to the account all interest, dividends, and other distributions received by the Advisor on the Assets in the account. Advisor, either directly or through its clearing broker, shall provide Client with monthly statements of Client's account and such other information as Client shall request from time to time.


4. The Client shall establish and maintain a commodity futures account and/or options account with FIMAT Futures USA, Inc.


5. In the absence of specific written instructions from Client to the contrary, Advisor will provide brokerage and execution services to the Client and shall have discretion to issue directly to other brokers or dealers orders for the purchases and sales of securities, commodity futures and contracts relating to the same on behalf of Client's account. Advisor shall, either directly or through other brokers or dealers, execute transactions for the purchase or sale of securities and other investments in the Client's account provided it is able to provide best execution.


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         Advisor will send to the Client confirmations of all transactions it executes for the Client's account and shall and prepare and supply to the Client monthly account statements summarizing such transactions. To the extent Advisor uses other brokers or dealers to execute transactions on behalf of the Client's account, Advisor shall instruct such other brokers and dealers to send to the Client confirmations for all such transactions and monthly account statements summarizing such transactions. The Client hereby ratifies and confirms that the Advisor may effect transactions in which it acts as agent for the buyer and the seller and consents to this arrangement heretofore and hereafter. This consent may be revoked at any time by written notice to the Advisor.


6. All transactions executed for the Client's accounts shall be at the Client's risk and no express or implied assurance of profit nor guarantee against loss has been made to the undersigned Client, and accordingly, it is hereby confirmed that the Advisor has not warranted in any way that the Advisor's program will attain successful performance results.


7. The Client understands that the Advisor has not been retained for the purpose of providing tax advice. The Advisor does not assume responsibility for tax-related matters and the Client's accounting that pertain to the transactions effectuated for the Client's account(s).


8. This authorization is a continuing one and shall remain in full force and effect until revoked by the Client by written notice to Spectrum Asset Management, Inc., 4 High Ridge Park, Stamford, CT 06905, attention Mark Lieb. The Client may terminate the Advisor's management of its account(s) and direct the close-out of its account(s), and the withdrawal of funds, at any time, upon five (5) days' written notice to the Advisor. Subsequent to the date of receipt by Advisor of such notice of termination, the Client acknowledges that Advisor shall have no responsibility or liability, including losses resulting in the maintaining of positions in existence after the effective date of the termination. Similarly, the Advisor may terminate its management services at any time upon reasonable (30 days) notice to the Client.


9. This authorization granted by the Client in this Agreement shall inure to the benefit of the Advisor and its successors and/or assigns, notwithstanding any change at any time in the personnel of the Client, the Advisor or their respective successors and assigns.


10. The Advisor agrees to provide the Client with monthly performance evaluation reports within five (5) business days of the end of the month. These reports will include a detailed transaction log, dividend schedule, portfolio position reports, performance evaluation and summary.


11. In accordance with the provisions of the Investment Advisor's Act of 1940, as amended, this Agreement may not be assigned, transferred, sold or in any manner


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         hypothecated or pledged by the Advisor without the prior written consent of the Client. The Advisor agrees to maintain strict confidence regarding all aspects of the Client's account(s), its financial condition and business affairs.


12. The Client hereby confirms it is fully empowered and authorized to enter into this Agreement and shall be binding on the Client, its successors, administrators and assigns and governed by the laws of the state of New York. The Client agrees to retain the Advisor and to establish and maintain managed hedged accounts for securities options and commodity trading which it has independently determined to be in accordance with its Certificate of Incorporation and By-Laws and to appropriately meet its financial objectives. Submitted herewith for execution by the Client, are certain forms required by FIMAT Futures USA, Inc. and the Advisor, including but not limited to: (i) this Client Agreement and Trading Authorization; (ii) Discretionary Account Disclosure Statement; (iii) all forms in the Futures Account Agreement for Institutional Customers;


13. Advisor represents and warrants that it is, and shall remain, duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and as a broker-dealer under the Securities and Exchange Act of 1934, as amended.


14. Adviser agrees to provide its best judgment and efforts in rendering the services set forth in this Agreement, including without limitation advisory and brokerage services, and the parties agree that the standard of care imposed upon Adviser, its employees and agents, is to act without negligence and in good faith with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent investor, acting in a like capacity, would undertake and to comply with all other duties of a fiduciary. Advisor shall manage and invest the funds in Client's account in accordance with the investment guidelines attached hereto as Exhibit A, as may be amended by Client from time to time.


15. Advisor guarantees that all services provided under this Agreement will be "Year 2000 compliant" by December 31, 1998, meaning that all services are designed to operate without regard to the turning of the century and that any process involved in these services which involves dates will operate in a manner that takes into account dates occurring before and after the turning of the century and that any process involved in these services creates, processes and stores dates in a format that accurately reflects whether the date is before or after the year 2000.


16. The Client and its designated auditors have the right to examine, audit and review all documents, reports, transaction confirmations and other materials relating to the Advisor's management of the account at any time on reasonable prior notice. The Client does not waive any rights available under federal and State statutes.


17. The Client authorizes the Advisor to transfer money (but not securities) at any time from the Client's Custody Account and to and from FIMAT Futures USA,


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         Inc. Customer's Segregated Funds Account from time to time to meet variation margin calls that may arise from cross-hedging the preferred portfolio.


18. Any disputes relating to or arising out of this Agreement or Client's transactions with Advisor shall be subject to arbitration before the National Association of Securities Dealers, Inc., at its New York District Headquarters, presently located at 33 Whitehall Street, New York, NY 10004.





Hoenig & Co. Inc.
Royal Executive Park
4 International Drive
Rye Brook, NY 10573



/s/ Fredric P. Sapirstein                                          3/16/98
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Signature/Title                                                     Date


SPECTRUM ASSET MANAGEMENT, INC.


/s/ Mark Lieb                                                  3/18/98
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Signature/Title                                                   Date


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